Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-136655) pertaining to the 2000 Long Term Incentive Plan and the 2005 Equity Compensation Plan of Volcano Corporation of our report dated March 19, 2007, with respect to the consolidated financial statements of Volcano Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Sacramento, California
March 21, 2007

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